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                                                                  EXHIBIT 10.15C

                        AMENDMENT TO CONSULTING AGREEMENT

           This AMENDMENT TO CONSULTING AGREEMENT, executed as of the dates set forth below by the signatories hereto, with an effective date of June 7, 1996, is made between Guilford Pharmaceuticals Inc., a Delaware corporation with a principal place of business at 6611 Tributary Street, Baltimore, Maryland 21224 (the "Company"), and Solomon H. Snyder, M.D. (the "Consultant").

           WHEREAS, the Company and the Consultant are parties to a Consulting Agreement, dated as September 1, 1995 (the "Agreement"); and

           WHEREAS, the Consultant's academic institution, The Johns Hopkins University School of Medicine, has requested certain supplemental provisions and a modification to the Agreement; and

           WHEREAS, the parties hereto agree and consent to such supplemental provisions and modification;

           NOW, THEREFORE, in consideration of the foregoing and the mutual promises of the parties hereunder, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Consultant hereby agree as follows:

           1.        The following language shall be added to the end of
                     Section 5 of the Agreement:

                     "The parties acknowledge that the Johns Hopkins University is not a party to this agreement, which is a private contract between the Consultant and the Company."

           2. The following language shall be added as a new Section 21 to the end of the Agreement:

                     "21. References to Johns Hopkins. With the limited exception of citing Consultant's faculty title, the Company and its affiliates will not use the names, likenesses, or logos of the Johns Hopkins University, any of its Schools or Divisions, or the Johns Hopkins Hospital and Health System in any of their fundraising or investment documents, general publications, advertisements, or marketing and promotional materials without the prior written permission of the Johns Hopkins University. A request for such permission must be submitted by Consultant to the School of Medicine's Conflict of Interest Review Coordinator, who in appropriate circumstances, will have it reviewed by the School of Medicine's Office of Public Affairs."


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           3.        Section 7 of the Agreement is amended and restated in its
                     entirety to read as follows:

                     "7. Assignments; Inventions. The Consultant hereby agrees to use his best efforts without further compensation to assign or to have assigned to the Company all of his right, title and interest in and to, any and all inventions, processes, systems, improvements, modifications, secrets, designs or discoveries, etc., whether or not made, possessed, discovered or conceived by him, individually or jointly with any other person or persons, whether made in or out of working hours, free and clear of all liens, charges and encumbrances, created or conceived by him during the term of this Agreement and patented or reduced to practice within one year thereafter, which relate to the business of the Company and which are not owned by The Johns Hopkins University pursuant to the Johns Hopkins School of Medicine Intellectual Property Guidelines (dated January 1, 1995), a copy of which is attached hereto as Exhibit 1 and incorporated herein by reference (collectively, the "Inventions")."

All other terms and provisions of the Agreement continue in full force and effect.

           IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date and year first above written.

GUILFORD PHARMACEUTICALS INC.

By /s/Nicholas Landekic                             /s/ Solomon H. Snyder, M.D.
  -----------------------------------------         ----------------------------
Name: Nicholas Landekic                             Solomon H. Snyder, M.D.
Title: Vice President, Business Development

Date: 11/19/97                                      Date: 11/19/97



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